SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               -------------------

Date of report (Date of earliest event reported)  January 21, 2000
                                                --------------------------------
                        ECHELON INTERNATIONAL CORPORATION
                        ---------------------------------
             (Exact Name of the Registrant as Specified in Charter)

Florida                             001-12211                   59-2554218
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission                 (IRS Employer
of Incorporation)                  File Number)              Identification No.)

450 Carillon Parkway, Suite 200 St. Petersburg, Florida           33716
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                       (Zip Code)

Registrants telephone number, including area code   (727) 803-8200
                                                 -------------------------------

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 1.           Changes in Control of Registrant.

     On January 22, 2000, Echelon International Corporation issued a press release stating that it had entered into a definitive agreement pursuant to which EIN Acquisition Corp. will initiate a tender offer for all the outstanding shares of Echelon for a cash price of $34.00 per share. The offer is subject to, among other things, the escrow closing of the real estate transactions described in the press release. A copy of the press release is attached hereto as Exhibit
(c)(5).

Item 7.   Financial Statements and Exhibits

          (c)       Exhibits

          (c)(1) Agreement and Plan of Merger, dated as of January 21, 2000, by and among Echelon, Parent and Purchaser.

          (c)(2) Purchase and Sale Agreement, dated as of January 21, 2000, by and among Echelon, certain subsidiaries of Echelon and Echelon Residential LLC.

          (c)(3) Subscription Agreement, dated as of January 21, 2000, by and among Echelon, certain subsidiaries of Echelon and Heller Real Estate.

          (c)(4) Purchase Agreement, dated as of January 21, 2000, by and among Echelon, Echelon Affordable Housing, Inc. and Heller Affordable Housing.

          (c)(5)    Press release issued by Echelon on January 22, 2000.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   ECHELON INTERNATIONAL CORPORATION



Date: January 24, 2000             By:     /s/ Susan G. Johnson
                                      -----------------------------------------
                                      Name:Susan G. Johnson
                                      Title:  Senior Vice President, General
                                              Counsel and Corporate Secretary